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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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
                                                                 OTHER
           SUBSIDIARY               STATE OF ORGANIZATION      TRADE NAME
           ----------               ---------------------      ----------
AFC FITTINGS, INC.                         DELAWARE               NONE
AFC INVESTMENTS, INC.                   MASSACHUSETTS             NONE
KAF-TECH, INC.                             DELAWARE               NONE
TKN, INC.                                RHODE ISLAND             NONE
WPFY, INC.                                 DELAWARE               NONE
AREA LIGHTING RESEARCH, INC.               DELAWARE               NONE
B&B ELECTRONICS
   MANUFACTURING COMPANY                   ILLINOIS               NONE
MADISON EQUIPMENT
   COMPANY, INC.                           DELAWARE               NONE
FEDERAL HOSE
   MANUFACTURING, INC                      DELAWARE               NONE
AFC REALTY HOLDING CORP.                   DELAWARE               NONE

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